Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports Second Quarter 2019 Results
Continued Alignment of Strategic Priorities and Products to Drive to Future Profitability
RESTON, Va., August 6, 2019 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2019.
Second Quarter 2019 Financial Results

•	Year-over-year revenue for the second quarter declined 4.4% to $96.9 million

•
Including 2019 non-cash impairment charges totaling $241.6 million, net loss of $279.5 million, or $(4.61) per share, compared to a net loss of $56.0 million, or $(1.02) per share in the year-ago quarter

•	Adjusted EBITDA loss of $3.2 million, compared to positive adjusted EBITDA of $1.3 million in the year-ago quarter

•	Cash, cash equivalents and restricted cash of $53.8 million, compared to $50.2 million as of December 31, 2018
"In the second quarter, we took significant steps to better prioritize, refocus and invest in our product portfolio, and provide our customers with innovative technologies and services which we believe will drive us to a position of profitability and growth faster and more efficiently," said Dale Fuller, director and interim chief executive officer of Comscore. "Additionally, we reduced core operating costs in the quarter, which provided greater financial flexibility as we seek to maximize our resources. The management team is exploring all aspects of the business and is conducting a comprehensive strategic review of all our options, making sure that our talent is focused on developing compelling products that our customers want and need. We believe this approach should ultimately allow us to generate break-even to positive operating cash flow later this year."
Second Quarter Summary Results
Total revenue in the second quarter of 2019 was $96.9 million, down from $101.4 million in the year-ago quarter.
Ratings and Planning revenue decreased to $68.9 million in the second quarter of 2019, compared to $70.5 million in the year-ago quarter. The decrease was the result of a decline in syndicated digital products offset by higher revenue in TV and cross-platform products. TV and cross-platform product revenue was higher on a year-over-year basis due to higher local TV revenue and increased deliveries of cross-platform products.
Analytics and Optimization revenue declined to $17.3 million in the second quarter of 2019, compared to $20.5 million in the year-ago quarter. The decrease was related to lower digital custom marketing solution sales and deliveries in the second quarter of 2019 as compared to the prior-year period. This decrease was offset, in part, by increased revenue from Activation products.
Movies Reporting and Analytics revenue was $10.7 million in the second quarter of 2019, compared to $10.4 million in the year-ago quarter. The increase was driven by revenue from new products and new customers.
Due in part to a decline in market capitalization and revenue, the company performed an interim impairment assessment as of the end of the quarter. As a result of the assessment, the company took non-cash impairment charges totaling $241.6 million relating to an intangible asset and goodwill. These non-cash impairment charges do not directly impact the company’s liquidity, cash flows, compliance with debt covenants, or future operations.

During the second quarter of 2019, the company recorded a $5.0 million liability related to the previously disclosed SEC investigation, which management believes is a reasonable estimate of the company’s probable liability for this matter.
Primarily as a result of the non-cash impairment charges and legal accrual, net loss for the second quarter of 2019 was $279.5 million, or $(4.61) per share, compared to a net loss of $56.0 million, or $(1.02) per share reported in the year-ago quarter.
For the second quarter of 2019, non-GAAP adjusted EBITDA loss was $3.2 million, compared to positive adjusted EBITDA of $1.3 million in the year-ago quarter. Non-GAAP adjusted EBITDA excludes stock-based compensation expense; investigation, litigation and audit-related expense; restructuring expense; change in fair value of financing derivatives; impairment charges; and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of June 30, 2019, cash, cash equivalents and restricted cash were $53.8 million, including $4.9 million in restricted cash. The cash balance as of June 30, 2019 is inclusive of $20.0 million in initial cash proceeds that the company received from a capital transaction that was completed toward the close of the quarter. The transaction was intended to strengthen the company’s balance sheet and maintain compliance with the minimum cash covenant in the company’s senior secured convertible notes, which increases from $20.0 million to $40.0 million upon filing of the Form 10-Q for the quarter ended June 30, 2019. Total debt principal as of June 30, 2019, including $204.0 million of senior secured convertible notes, was $215.0 million.
Conference Call Information for Today, Tuesday, August 6 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call today at 5:00 p.m. ET. To access the call, dial +1 844-229-7593 (domestic) or +1 314-888-4258 (international) and reference conference ID # 8974238. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations. Following the conference call, a replay will be available by dialing +1 855-859-2056 (domestic) or +1 404-537-3406 (international) with passcode # 8974238. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding future growth, profitability and cash flow, product development and innovation, customer agreements, financial flexibility and compliance with financial covenants, management's strategic review, legal proceedings, and the impact of non-cash impairment charges. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward- looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein non-GAAP net income (loss) and adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results.
Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated.
Media
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com
Investors
Robert Winters or Jackie Marcus
Alpha IR Group
312-445-2870
SCOR@alpha-ir.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of	As of
	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,963	$44,096
Restricted cash	4,863	6,102
Accounts receivable, net of allowances of $1,598 and $1,597, respectively	71,231	75,609
Prepaid expenses and other current assets	15,579	19,972
Total current assets	140,636	145,779
Property and equipment, net	32,819	27,339
Operating right-of-use assets	39,377	—
Other non-current assets	5,984	8,898
Deferred tax assets	2,783	3,991
Intangible assets, net	93,458	126,945
Goodwill	416,775	641,191
Total assets	$731,832	$954,143
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,303	$29,836
Accrued expenses	54,803	58,140
Contract liability	58,933	64,189
Customer advances	5,926	6,688
Warrants liability	10,798	—
Current operating lease liabilities	6,548	—
Other current liabilities	10,996	10,083
Total current liabilities	188,307	168,936
Financing derivatives	25,000	26,100
Senior secured convertible notes	180,909	177,342
Non-current operating lease liabilities	45,928	—
Deferred rent	—	10,304
Deferred tax liabilities	314	5,527
Other non-current liabilities	21,298	14,367
Total liabilities	461,756	402,576
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at June 30, 2019 and December 31, 2018; no shares issued or outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of June 30, 2019 and December 31, 2018; 70,056,765 shares issued and 63,291,969 shares outstanding as of June 30, 2019, and 66,154,626 shares issued and 59,389,830 shares outstanding as of December 31, 2018	63	59
Additional paid-in capital	1,586,750	1,561,208
Accumulated other comprehensive loss	(10,565)	(10,621)
Accumulated deficit	(1,076,188)	(769,095)
Treasury stock, at cost, 6,764,796 shares as of June 30, 2019 and December 31, 2018	(229,984)	(229,984)
Total stockholders’ equity	270,076	551,567
Total liabilities and stockholders’ equity	$731,832	$954,143

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$96,888	$101,389	$199,182	$207,308

Cost of revenues (1) (2)	51,994	51,526	105,401	98,780
Selling and marketing (1) (2)	23,329	29,647	48,169	55,552
Research and development (1) (2)	16,883	20,889	35,099	39,605
General and administrative (1) (2)	16,932	28,699	36,477	47,360
Investigation and audit related	2,354	4,883	3,196	36,750
Amortization of intangible assets	8,076	8,266	16,181	16,810
Impairment of goodwill	224,272	—	224,272	—
Impairment of intangible asset	17,308	—	17,308	—
Settlement of litigation, net	5,000	5,250	5,000	5,250
Restructuring (1)	2,949	3,833	2,879	5,090
Total expenses from operations	369,097	152,993	493,982	305,197
Loss from operations	(272,209)	(51,604)	(294,800)	(97,889)
Interest expense, net	(8,242)	(4,124)	(15,001)	(7,029)
Other (expense) income, net	(3,081)	807	(112)	884
(Loss) gain from foreign currency transactions	(464)	1,045	(426)	123
Loss before income taxes	(283,996)	(53,876)	(310,339)	(103,911)
Income tax benefit (provision)	4,463	(2,101)	3,292	(3,516)
Net loss	$(279,533)	$(55,977)	$(307,047)	$(107,427)
Net loss per common share:
Basic and diluted	$(4.61)	$(1.02)	$(5.09)	$(1.90)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	60,697,608	55,192,741	60,315,528	56,703,795
Comprehensive loss:
Net loss	$(279,533)	$(55,977)	$(307,047)	$(107,427)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	677	(3,975)	56	(2,360)
Total comprehensive loss	$(278,856)	$(59,952)	$(306,991)	$(109,787)

(1) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenues	$636	$3,774	$1,484	$3,987
Selling and marketing	1,087	5,792	2,403	6,367
Research and development	668	3,972	1,394	4,316
General and administrative	1,913	9,461	5,976	10,210
Restructuring	(266)	—	(266)	—
Total stock-based compensation expense	$4,038	$22,999	$10,991	$24,880

(2) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net loss	$(307,047)	$(107,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,111	8,839
Non-cash operating lease expense	2,747	—
Amortization expense of finance leases	1,361	—
Amortization of intangible assets	16,181	16,810
Impairment of goodwill	224,272	—
Impairment of intangible asset	17,308	—
Stock-based compensation	10,991	24,880
Deferred tax (benefit) provision	(3,983)	2,477
Change in fair value of financing derivatives	(1,100)	4,460
Change in fair value of investment in equity securities	2,016	(265)
Accretion of debt discount	3,042	1,978
Amortization of deferred financing costs	525	445
Other	(20)	510
Changes in operating assets and liabilities:
Accounts receivable	4,442	10,638
Prepaid expenses and other assets	3,190	(5,255)
Accounts payable, accrued expenses, and other liabilities	20,176	(18,138)
Contract liability and customer advances	(6,552)	(14,321)
Operating lease liabilities	(4,364)	—
Net cash used in operating activities	(10,704)	(74,369)

Investing activities:
Proceeds from sale of investment in equity securities	705	—
Purchases of property and equipment	(1,893)	(1,287)
Capitalized internal-use software costs	(5,619)	(5,228)
Net cash used in investing activities	(6,807)	(6,515)

Financing activities:
Proceeds from borrowings on senior secured convertible notes	—	100,000
Debt issuance costs	—	(5,123)
Proceeds from private placement, net of issuance costs paid	19,894	—
Financing proceeds received on subscription receivable	—	4,676
Proceeds from sale-leaseback financing transaction	4,252	—
Proceeds from the exercise of stock options	1,191	164
Payments for taxes related to net share settlement of equity awards	(1,210)	(4,275)
Principal payments on finance leases	(1,417)	—
Principal payments on capital lease and software license arrangements	(1,662)	(5,359)
Net cash provided by financing activities	21,048	90,083
Effect of exchange rate changes on cash, cash equivalents and restricted cash	91	(1,136)
Net increase in cash, cash equivalents and restricted cash	3,628	8,063
Cash, cash equivalents and restricted cash at beginning of period	50,198	45,125
Cash, cash equivalents and restricted cash at end of period	$53,826	$53,188

	As of June 30,
	2019	2018
Cash and cash equivalents	$48,963	$46,589
Restricted cash	4,863	6,599
Total cash, cash equivalents and restricted cash	$53,826	$53,188

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Net loss (GAAP)	$(279,533)	$(55,977)	$(307,047)	$(107,427)

Income tax (benefit) provision	(4,463)	2,101	(3,292)	3,516
Interest expense, net	8,242	4,124	15,001	7,029
Depreciation	3,005	4,276	6,111	8,839
Amortization expense of finance leases	787	—	1,361	—
Amortization of intangible assets	8,076	8,266	16,181	16,810
EBITDA	(263,886)	(37,210)	(271,685)	(71,233)

Adjustments:
Stock-based compensation	4,304	22,999	11,257	24,880
Investigation and audit related	2,354	4,883	3,196	36,750
Settlement of litigation, net	5,000	5,250	5,000	5,250
Restructuring	2,949	3,833	2,879	5,090
Impairment of goodwill	224,272	—	224,272	—
Impairment of intangible asset	17,308	—	17,308	—
Private placement issuance cost	1,154	—	1,154	—
Other expense, net (1)	3,304	1,506	916	4,135
Adjusted EBITDA	$(3,241)	$1,261	$(5,703)	$4,872
(1) Adjustments to other expense, net, reflect non-cash changes in the fair value of financing derivatives and equity securities investment included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Net loss (GAAP)	$(279,533)	$(55,977)	$(307,047)	$(107,427)

Adjustments:
Stock-based compensation	4,304	22,999	11,257	24,880
Investigation and audit related	2,354	4,883	3,196	36,750
Amortization of intangible assets (1)	8,076	8,266	16,181	16,810
Settlement of litigation, net	5,000	5,250	5,000	5,250
Restructuring	2,949	3,833	2,879	5,090
Impairment of goodwill	224,272	—	224,272	—
Impairment of intangible asset	17,308	—	17,308	—
Private placement issuance cost	1,154	—	1,154	—
Other expense, net (2)	3,304	1,506	916	4,135
Non-GAAP net loss	$(10,812)	$(9,240)	$(24,884)	$(14,512)
(1) In the fourth quarter of 2018, amortization of intangible assets was added as an adjustment in our calculation of non-GAAP net loss. Prior year non-GAAP net loss has been recast to include this adjustment, which is intended to better reflect our core operating performance.
(2) Adjustments to other expense, net, reflect non-cash changes in the fair value of financing derivatives and equity securities investment included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.

We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, investigation, audit-related and litigation expense, fair value adjustments for financing derivatives and warrants, variable interest expense for outstanding senior secured convertible notes, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today’s conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Three Months Ended June 30,
	2019 (Unaudited)				2018 (Unaudited)
(In thousands)	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$96,888			100.0%	$101,389			100.0%
Cost of revenues	51,994	$636	$51,358	53.0%	51,526	$3,774	$47,752	47.1%
Gross profit	44,894	(636)	45,530	47.0%	49,863	(3,774)	53,637	52.9%
Selling and marketing	23,329	1,087	22,242	23.0%	29,647	5,792	23,855	23.5%
Research and development	16,883	668	16,215	16.7%	20,889	3,972	16,917	16.7%
General and administrative	16,932	1,913	15,019	15.5%	28,699	9,461	19,238	19.0%
Restructuring	2,949	(266)	3,215	3.3%	3,833	—	3,833	3.8%

	Six Months Ended June 30,
	2019 (Unaudited)				2018 (Unaudited)
(In thousands)	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$199,182			100.0%	$207,308			100.0%
Cost of revenues	105,401	$1,484	$103,917	52.2%	98,780	$3,987	$94,793	45.7%
Gross profit	93,781	(1,484)	95,265	47.8%	108,528	(3,987)	112,515	54.3%
Selling and marketing	48,169	2,403	45,766	23.0%	55,552	6,367	49,185	23.7%
Research and development	35,099	1,394	33,705	16.9%	39,605	4,316	35,289	17.0%
General and administrative	36,477	5,976	30,501	15.3%	47,360	10,210	37,150	17.9%
Restructuring	2,879	(266)	3,145	1.6%	5,090	—	5,090	2.5%
We do not provide GAAP cost of revenues, selling and marketing, research and development, general and administrative, and restructuring expense on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense without unreasonable effort. Stock-based compensation expense is uncertain, depends on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of non-GAAP operating expense to the most directly comparable GAAP measure on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2019 (Unaudited)	% of Revenue	2018 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$68,922	71.1%	$70,501	69.5%	$(1,579)	(2.2)%
Analytics and Optimization	17,293	17.9%	20,533	20.3%	(3,240)	(15.8)%
Movies Reporting and Analytics	10,673	11.0%	10,355	10.2%	318	3.1%
Total revenues	$96,888	100%	$101,389	100%	$(4,501)	(4.4)%

	Six Months Ended June 30,
(In thousands)	2019 (Unaudited)	% of Revenue	2018 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$139,499	70.0%	$140,070	67.6%	$(571)	(0.4)%
Analytics and Optimization	38,751	19.5%	46,264	22.3%	(7,513)	(16.2)%
Movies Reporting and Analytics	20,932	10.5%	20,974	10.1%	(42)	(0.2)%
Total revenues	$199,182	100%	$207,308	100%	$(8,126)	(3.9)%